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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Clay County Savings and Loan Association

We hereby consent to the use in this Form SB-2 of our report dated October 25, 2001 appearing in the Prospectus, which is part of this Form SB-2, and to the references to our firm under the heading "Experts" in such Prospectus.

                                              /s/ Michael Trokey & Company, P.C.
                                                  Certified Public Accountants


September 17, 2002
St. Louis, Missouri